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                                                                   Exhibit 10-38

                               CULTURE AGREEMENT
                               -----------------


     This Agreement is made as of this 1st day of March, 1997 and is between Zelenka Nursery, Inc. of 16127 Winans, Grand Haven, MI 49417 ("Zelenka") and NaPro BioTherapeutics, Inc. of 6304 Spine Road, Unit A, Boulder, CO 80301 ("NaPro") with respect to the culture of certain Taxus Media Hicksii trees.

                      STATEMENT OF BACKGROUND INFORMATION
                      -----------------------------------

     A. NaPro has agreed to purchase approximately [TEXT REDACTED] trees from Zelenka pursuant to an Agreement for Sale and Purchase of Nursery Stock effective as of the date of this Agreement, between Zelenka Nursery, Inc. and NaPro BioTherapeutics, Inc. ("Purchase Agreement").

     B. NaPro expects to acquire and to deliver to Zelenka approximately [TEXT REDACTED] trees for culture by Zelenka hereunder.

     C. NaPro desires to lease from Zelenka certain real property on which all of the Zelenka Trees (defined below) and the Non-Zelenka Trees (defined below) will be transplanted and located. NaPro has agreed to lease such real property from Zelenka pursuant to a certain Lease ("Lease") of even date herewith.

     D. NaPro desires that Zelenka transplant, care for, and culture the Zelenka Trees and the Non-Zelenka Trees, and that Zelenka harvest, cut, store, and ship to NaPro all or certain portions of the Zelenka Trees and the Non-Zelenka Trees, and Zelenka has agreed to do so.

     E. NaPro has previously purchased certain other Taxus Media Hicksii Trees from Zelenka pursuant to a Purchase Agreement dated May 1, 1996. Zelenka is culturing such trees for NaPro pursuant to a Culture Agreement dated March 1, 1996 and the trees are growing on real property subleased to NaPro by Zelenka pursuant to certain Subleases dated April 1, 1996. All such agreements are collectively referred to herein as the "Spring Agreements".

     F. The parties desire to set forth the terms of their agreements in this writing.
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                             STATEMENT OF AGREEMENT
                             ----------------------
     For their mutual convenience and protection, and in consideration of the mutual covenants and benefits contained in this Agreement, the parties agree as follows:
                            SECTION ONE: DEFINITIONS
                            ------------------------

     1.1   Definition of Zelenka Trees.  The "ZelenkaTrees" for purposes of
           ---------------------------
this Agreement shall be defined as all of those [TEXT REDACTED] Trees [TEXT REDACTED] and all of those [TEXT REDACTED] Trees [TEXT REDACTED] purchased by NaPro from Zelenka under the Purchase Agreement.

     1.2   Definition of Non-Zelenka Trees.  The "Non-Zelenka Trees" for purpose
           -------------------------------
of this Agreement shall be defined as those [TEXT REDACTED] Trees [TEXT REDACTED] owned by and acquired from sources other than Zelenka which are delivered by NaPro to Zelenka for transplantation and culture by Zelenka under this Agreement.

     1.3   Definition of Trees.   The Zelenka Trees and the Non-Zelenka Trees
           -------------------
shall be collectively referred to as the "Trees".

                       SECTION TWO:  CULTURE OBLIGATIONS
                       ---------------------------------

     2.1   Transplanting.   During the term of this Agreement, Zelenka agrees to
           -------------
accept and transplant the Trees pursuant to the instructions of NaPro and pursuant to the schedule described below in paragraph 5.2.

     2.2   Transplant, Care and Culture of Trees.  During the term of this
           -------------------------------------
Agreement, Zelenka agrees to transplant, grow, maintain, and care for all of the Trees pursuant to the instructions of NaPro. In the absence of such instructions, Zelenka agrees that its care of the Trees shall be consistent with Zelenka's normal reasonable cultural practices. Zelenka shall bear all costs and expenses in connection with the transplanting, care, and maintenance of the Trees, provided that Zelenka shall be reimbursed for such expenses as provided in below under Section Three.

     2.3   Harvesting & Storing.  In addition to Zelenka's obligations described
           --------------------
above in paragraphs 2.1 and 2.2, Zelenka agrees to harvest, cut, place in cold storage, pack, and prepare for shipping any of the Trees or Tree cuttings in accordance with the NaPro specifications attached hereto as Exhibit 2.2 ("NaPro Specifications"). Notwithstanding the foregoing, Zelenka shall not be required to ship any Trees or Tree cuttings to NaPro if NaPro is not current in all of its obligations to Zelenka under the Purchase Agreement, this Agreement, the Lease, and the Spring Agreements.

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Any schedules for any activities described in this paragraph shall be mutually agreed upon by Zelenka and NaPro. All Trees or Tree cuttings shall be shipped to NaPro FOB Zelenka at NaPro's expense. Further, Zelenka shall not be required to store, after harvest, any Trees or Tree cuttings for a period exceeding six months, and Zelenka shall be entitled to ship to NaPro any Trees or Tree cuttings (in accordance with the NaPro Specifications) as necessary to ensure that such limit is not exceeded, unless the parties have otherwise agreed in writing.

                 SECTION THREE:  COMPENSATION AND EXCLUSIVITY
                 --------------------------------------------

     3.1   Compensation.  As compensation for its services under this Agreement,
           ------------
Zelenka shall be entitled to receive [TEXT REDACTED]

     3.2   Invoices and Payment.  Zelenka shall be entitled to invoice NaPro for
           --------------------
any sums due hereunder on a monthly basis. Such invoices shall be paid within thirty (30) days of the invoice date and pursuant to Zelenka's other standard terms and conditions, which are attached hereto as Exhibit 3.2 ("Zelenka Terms").

     3.3   Exclusivity.  During the term of this Agreement, NaPro agrees that
           -----------
Zelenka shall be the exclusive provider of all transplanting services, cultural services, all harvesting and cutting services, all storage services, and any other services provided hereunder, with respect to all of the Trees, and that NaPro will not contract or arrange for any other provider of such services with respect to the Trees or the cuttings thereof. NaPro further agrees that all products and materials which may be used in connection with the above-described services shall be purchased and/or acquired exclusively by and through Zelenka under the terms of this Agreement and that NaPro shall not contract or arrange for any such materials or products to be provided by any other person or entity in any other manner.


                      SECTION FOUR:  TERM AND TERMINATION
                      -----------------------------------

     4.1   Term.  The term of this Agreement shall commence as of the effective
           ----
date hereof and shall continue through 11:59 p.m. on February 28, 2006, unless earlier terminated by the parties hereunder.

     4.2   Extensions of Term. NaPro shall be entitled to renew the term of this
           ------------------
Agreement, on the same terms and conditions set forth herein, for two separate five year renewal terms; provided,

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however, that NaPro shall not be entitled to renew this Agreement for any extended term unless NaPro simultaneously renews the Lease for an extended term for the same duration. If NaPro desires to exercise any such option, it shall do so in writing to Zelenka at least 180 days prior to the expiration of the original or extended term.

     4.3   Termination.  This Agreement may not be terminated by either party
           -----------
hereto except as provided in this paragraph 4.3. If either party fails to pay any sums due hereunder or any sums due under this Agreement, the Purchase Agreement, the Lease, or the Spring Agreements within five (5) days after such sums are due, or if either party defaults under any of its other obligations under this Agreement, the Purchase Agreement, the Lease, or the Spring Agreements, and such default continues for ten (10) days after written notice thereof, then the non-defaulting party shall be entitled to terminate this Agreement and recover any damages resulting from the breach, in addition to any other legal or contractual remedy available to the non-defaulting party. Further, Zelenka shall be entitled to terminate this Agreement, effective immediately upon written notice to NaPro, if NaPro defaults under any of its obligations under this Agreement, the Culture Agreement, the Lease, or the Spring Agreements more than four (4) times during any twelve (12) month period.

     4.4   Obligations Upon Termination.  Upon the termination or expiration of
           ----------------------------
this Agreement, all amounts due to either party under this Agreement shall become due and payable within 10 days following the termination or expiration.

                          SECTION FIVE:  LEASE ISSUES
                          ---------------------------

     5.1   Lease.  As of the effective date of this Agreement, Zelenka and NaPro
           -----
shall enter into a lease with respect to any real property owned by Zelenka on which the Trees may be located ("Leases"). Such Lease shall be in the form
attached hereto as Exhibit 5.1.   The Lease shall form a part of this Agreement
and any breach of the provisions of the Lease shall be deemed a breach of this
Agreement.   NaPro's obligations under the Lease and the legal description of the leased premises thereunder shall not be reduced, limited, or changed even if NaPro causes the harvest and/or removal of any or all of the Trees from such leased premises prior to the termination of the Lease.

     5.2   Transplanting and Lease. The Lease will initially lease approximately
           -----------------------
[TEXT REDACTED] acres of Zelenka-owned real property to NaPro. Zelenka and NaPro agree that NaPro will instruct Zelenka to transplant on such real property, on or before June 30, 1997, all

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of those six year old Trees purchased from Zelenka by NaPro under the Purchase
Agreement, as well as a certain number of trees which have not been purchased by NaPro from Zelenka. As of the effective date of this Agreement, the parties do not know whether there will be sufficient space (after the aforementioned transplanting) on such parcel to transplant any of the [TEXT REDACTED] Trees
purchased from Zelenka by NaPro under the Purchase Agreement.   If there is room
to transplant any of the [TEXT REDACTED] Trees, then the parties agree that Zelenka shall transplant, on or before June 30, 1997, as many of the [TEXT REDACTED] Trees as possible on the such parcel. If, however, all of the [TEXT REDACTED] Trees purchased under the Purchase Agreement cannot be transplanted onto the such parcel prior to June 30, 1997, then Zelenka and NaPro agree to use good faith efforts to negotiate a lease, with NaPro as lessee and Zelenka as lessor, pursuant to which NaPro shall lease from Zelenka such real estate as may be necessary for the transplanting, growing, and culturing of such remaining [TEXT REDACTED] trees. Such lease shall: (i) commence after January 1, 1998 and before June 30, 1998 and before the transplanting of any such trees on the land, (ii) expire at 11:59 p.m. on February 28, 2006, (iii) include two five year renewal options subject to the same terms and conditions of the two five year renewal options under the Lease, and (iv) include terms substantially similar to the terms of the Lease. The transplanting of such [TEXT REDACTED] trees shall occur after January 1, 1998 and before June 30, 1998.

                          SECTION SIX:  GENERAL TERMS
                          ---------------------------

     6.1   Arbitration.  Any disagreements or dispute between the parties with
           -----------
regard to this Culture Agreement shall be resolved exclusively by arbitration which shall be binding upon both of the parties. The arbitration shall be conducted by a panel of three arbitrators under the rules of the American Arbitration Association. One arbitrator shall be selected by Zelenka, one by NaPro, and one by the two selected arbitrators. Any arbitration shall be conducted in Grand Haven, Michigan and the arbitrators shall apply Michigan law. Unless otherwise allocated or assessed by the arbitrators, the parties shall share equally the fees and expenses of the arbitrators.

     6.2   Definition of Zelenka's Costs.
           -----------------------------

           a. Zelenka's actual costs and expenses shall be calculated based upon Zelenka's current cost accounting system. Such cost accounting system will base Zelenka's costs and expenses upon, among other things, the number of hours of labor times Zelenka's loaded labor rate, plus any other actual costs incurred by Zelenka such as crate rental, electricity charges,

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shipping charges, etc.  The parties acknowledge and agree that Zelenka's loaded labor rate includes charges for items related to Zelenka's performance under this Agreement such as insurance, irrigation costs (including well drilling and irrigation equipment), acquisition of equipment (including harvesting equipment), and repair and maintenance charges. Such actual costs and expenses shall not include: (i) marketing costs or general administrative costs except to the extent that those costs are part of Zelenka's loaded labor rate, (ii) monthly rental payments due under the Lease, or (iii) those real estate taxes which are Zelenka's responsibility under the Lease.

           b. NaPro shall have the right to audit Zelenka's books and records pertaining to calculation of Zelenka's costs. Any such inventory shall be conducted at reasonable intervals and at reasonable times, and shall not interfere with the business operations of Zelenka. Furthermore, NaPro agrees to keep confidential and not to disclose to any other party (except to any professional advisors or employees who have a need to know) any information or documents learned or discovered by NaPro in connection with any such audit. If any such audit uncovers overcharges or undercharges, the parties shall attempt to agree upon the amounts of such overcharges or undercharges and pay to one another any such amount as may be necessary to correct the overcharge or undercharge. If the parties cannot agree on any overcharge or undercharge, either party shall be entitled to submit their question to arbitration under paragraph 6.1. If the parties agree or an arbitration determines that Zelenka has overcharged NaPro an amount greater than ten (10%) percent, then Zelenka shall bear the cost of the audit by NaPro and the cost of the arbitration. Otherwise, the cost of the audit and arbitration shall be borne by NaPro.

     6.3   Zelenka's Limited Warranty.  Zelenka hereby warrants to NaPro that:
           --------------------------
(i) ninety two percent (92%) or more of the Zelenka Trees transplanted between January 1, 1997 and June 30, 1997 by Zelenka hereunder will be alive as of August 31, 1997, and (ii) 92% or more of the Zelenka Trees transplanted by Zelenka by January 1, 1998 and June 30, 1998 hereunder will be alive as of August 31, 1998. . NaPro or its representatives shall be entitled to inspect all such Zelenka Trees, with a Zelenka representative, at a time mutually agreed on by Zelenka and NaPro within ten (10) days before or after the above-described
applicable August 31 date   for the purpose of determining the survival rates
under this paragraph 6.3. If NaPro notifies Zelenka in writing, on or before the date 10 days after the above- described applicable August 31 date, , that the survival rate of the relevant

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transplanted Zelenka Trees is less than ninety two percent (92%), then Zelenka shall be required to elect one of the following remedies, in its sole discretion: (1) Zelenka may reimburse NaPro for the purchase price under the Purchase Agreement, for the number of Zelenka Trees purchased by NaPro under the Purchase Agreement multiplied by 92% minus the number of surviving Zelenka Trees, or (2) Zelenka may replace and transplant (at Zelenka's cost) the non-surviving Zelenka Trees with a number of comparable Trees which is equal to the number of Zelenka Trees purchased and paid for by NaPro under the Purchase Agreement multiplied by 92% minus the number of surviving Zelenka Trees. Notwithstanding anything to the contrary in this paragraph 6.3, if NaPro (or its representatives) fails to inspect the Zelenka Trees within 10 days before or after the above-described applicable August 31 date, or if NaPro fails to notify Zelenka in writing on or before the date 10 days after the above-described applicable August 31 date, that the survival rate of the Zelenka Trees is less than 92%, then NaPro shall be deemed to have waived all of its rights under this paragraph 6.3.

     6.4   No Warranties.  Zelenka offers no warranties or guarantees regarding
           -------------
any aspect (including survival or viability) of any Non-Zelenka Trees which are transplanted or cultured by Zelenka under the terms of this Agreement. Further,
except as otherwise provided in   paragraph 6.3, Zelenka offers no warranties or
guarantees regarding any aspect (including the survival or viability) of any Zelenka Trees or the Non- Zelenka Trees which are transplanted or cultured under the terms of this Agreement. Without limiting the generality of the foregoing, Zelenka also offers no warrantees or guarantees regarding: (1) the quantity of Tree cuttings which will be harvested, cut, or produced hereunder, or (2) the quality or suitability of the Trees or Tree cuttings for any purpose. Finally, Zelenka offers no warrantees of merchantability or fitness for any particular purpose.

     6.5   Force Majeure.  Neither party shall be liable to the other in the
           -------------
event that performance of its obligations hereunder shall be prevented by any cause beyond its reasonable control, including without limitation acts of God, acts of government, accident, fire, flood, natural disaster, delay or destruction of means of transport, or other disaster ("events of force majeure"), but the affected party shall use best efforts to avoid or remove the cause of such nonperformance and shall continue performance hereunder with the utmost dispatch whenever such cause is removed.

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                         SECTION SEVEN:  MISCELLANEOUS
                         -----------------------------

     7.1   Successors and Assigns.  This Agreement shall be binding upon and
           ----------------------
inure to the benefit of the parties hereto and their respective successors and assigns. Neither party shall assign any of their rights, privileges, or obligations under this Agreement without the written consent of the other party, which shall not be unreasonably withheld.

     7.2   Notices.  All notices, requests, demands, and other communications
           -------
hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed certified or registered mail, return receipt requested with postage prepaid, to the parties at their addresses on page one of this Agreement. Any party may change its address by providing notice hereunder to all of the other parties.

     7.3   Headings.  The headings of sections herein and in the exhibits
           --------
referred to herein are for convenience only and shall not control of effect any meaning or interpretation of any provision of this Agreement.

     7.4   Entire Agreement; Modifications.  This Agreement contains the
           -------------------------------
entire agreement among the parties hereto with respect to the transactions contemplated hereby. This Agreement may be modified only by a written agreement signed by all of the parties hereto.

     7.5   Counterparts.  This Agreement may be executed in two or more
           ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     7.6   Applicable Law.  This Agreement shall be construed and enforced
           --------------
in accordance with the laws of the State of Michigan.

     7.7   Severability.  In the event that any of the provisions of this
           ------------
Agreement shall be held to be invalid or unenforceable, the same shall not affect the validity or enforceability of any other provisions of this Agreement, unless such validity or unenforceability shall materially affect and frustrate the intentions of the parties.

     7.8   Time is of the Essence.  All of the parties hereto agree and
           ----------------------
acknowledge that time is of the essence in connection with this Agreement.

     7.9   No Waiver.  No waiver of any rights of either party hereunder
           ---------
shall be effective against such party unless set forth in writing and signed by such party. Further, no waiver of any right hereunder shall be construed to be a waiver of such right or any other right hereunder or in

                                      -8-
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the future.



                                 ZELENKA NURSERY, INC.


                                 -------------------------------------
                                 Paul Zelenka
                                 Vice President


                                 NAPRO BIOTHERAPEUTICS, INC.


                                 -------------------------------------
                                 Sterling K. Ainsworth
                                 President and Chief Executive Officer



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